EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information, contact at 214-981-6530:
Raymond G. Smerge, Executive Vice President and Chief Legal Officer

CENTEX CORPORATION ANNOUNCES THAT IT HAS REQUESTED
DE-LISTING FROM THE LONDON STOCK EXCHANGE

DALLAS — Dec. 8, 2003: Centex Corporation (NYSE: CTX) announced today that it has requested that the listing of its common stock on The London Stock Exchange be terminated. The de-listing will take place on Jan 9, 2004. Centex feels the needs of its investors, both domestic and international, are better served with a single source for trading its stock. Additionally, the de-listing will serve to add administrative simplification and eliminate the costs associated with listing on a second exchange.

     Centex’s common stock will continue trading on the New York Stock Exchange, where it has been listed since 1969. This move should in no way indicate a change in Centex’s commitment to its U.K.-based operations.

     Centex Corporation, through its subsidiaries, ranks among the nation’s largest home builders, non-bank-affiliated mortgage lenders and commercial contractors.

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